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                                                                    EXHIBIT 10.1






               TRUST UNDER NS GROUP, INC. SALARY CONTINUATION PLAN


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               TRUST UNDER NS GROUP, INC. SALARY CONTINUATION PLAN
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                                TABLE OF CONTENTS
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1.  Definitions...................................................................................................1

2.  Establishment of Trust........................................................................................3

3.  Payments to Participants and Their Beneficiaries..............................................................4

4.  Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent......................5

5.  Payments to Company...........................................................................................7

6.  Investment Authority..........................................................................................7

7.  Disposition of Income.........................................................................................7

8.  Accounting by Trustee.........................................................................................7

9.  Responsibility of Trustee.....................................................................................8

10.  Compensation and Expenses of Trustee.........................................................................9

11.  Resignation and Removal of Trustee..........................................................................10

12.  Appointment of Successor....................................................................................10

13.  Amendment or Termination....................................................................................10

14.  Miscellaneous...............................................................................................11

15.   Effective Date.............................................................................................11
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                                       i

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                           TRUST UNDER NS GROUP, INC.
                            SALARY CONTINUATION PLAN


                  This Agreement is made this 8th day of August 2001 by and between NS Group, Inc. ("Company") and Huntington National Bank ("Trustee").

                  WITNESSETH THAT:

                  WHEREAS, Company and certain of its subsidiaries have entered into Salary Continuation Agreements (herein referred to individually and collectively as the "Plan") with certain employees of Company and its subsidiaries; and

                  WHEREAS, Company has incurred and expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

                  WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust, in accordance with the provisions of the Trust, assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      SECTION 1.  DEFINITIONS.

                  (a) "Affiliate" shall mean each of Koppel Steel Corporation and Newport Steel Corporation.

                  (b) "Affiliate Subaccounts" shall mean the account established pursuant to the Trust by or on behalf of each Affiliate that reflects the benefits payable to the employees of such Affiliate. The Affiliate Subaccounts are part of the Benefits Accounts; however, the amount allocated to each Affiliate Subaccount shall be treated as a separate trust for purposes of being subject to the general creditors of the respective Affiliate pursuant to Section 4.

                                       1


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                  (c) "Benefits Accounts" shall mean the accounts established pursuant to the Trust which shall be used to make payments pursuant to the Plan. The Benefits Accounts Include the Company Subaccount and the Affiliate Subaccounts.

                  (d) "Change of Control" shall mean the happening of any of the following:

                      (1) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Company to any Person (i.e., individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of Section 13(d)(3) or 14(d)(2) of Securities Exchange Act of 1934) or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause (a) of the definition of "Affiliate," as set forth below. For purposes of the definition of Change of Control, an "Affiliate" of any specified Person means: (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above or (c) any Person in which such Person has, directly or indirectly, a 5 percent or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                      (2) the consummation of any consolidation or merger of Company with or into another corporation with the effect that the stockholders of Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                      (3) the stockholders of Company shall approve any plan or proposal for the liquidation or dissolution of Company;

                      (4) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) ("Beneficial Owner") of securities of Company representing 30% or more of the combined voting power of the then outstanding securities of Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

                      (5) a Person or Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Company such that such nominees, when added to any existing director remaining on the Board of Directors of Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of Company;



                                       2
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PROVIDED that the Person or Group of Persons referred to in clauses (1), (4) and
(5) shall not mean Clifford Borland or any Group of Persons with respect to which Clifford Borland is the Beneficial Owner of the majority of the voting equity interests.

                  (e) "Company Subaccount" shall mean the account established pursuant to the Trust by or on behalf of Company that reflects the benefit payable to the employees of Company under the Plan. The Company Subaccount is part of the Benefits Account; however, the amount allocated to the Company Subaccount shall be treated as a separate trust for purposes of being subject to the general creditors of Company pursuant to Section 4.

                  (f) "Participant" shall mean a person who has entered into a Plan with the Company, and a beneficiary who succeeds to the interest of any such person in accordance with the Plan.


                  SECTION 2. ESTABLISHMENT OF TRUST.

                  (a) Company hereby deposits with Trustee in trust ten dollars ($10.00), which shall become the principal of the Trust to be held as the Benefits Account, administered and disposed of by Trustee as provided in this Trust Agreement. The Benefits Account shall consist of the Company Subaccount and the Affiliate Subaccounts. The Company Subaccount and the Affiliate Subaccounts represent the amount payable to Participants who are employees of Company or any Affiliate, respectively, and are each considered a separate trust for purposes of this Agreement. Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of Trustee at all times shall show the percentages of the Trust allocable to each of the Company Subaccount and the Affiliate Subaccounts. Trustee shall allocate investment earnings and losses and expenses of the Trust fund among the Company Subaccount and the Affiliate Subaccounts in proportion to their balances, except that changes in the value of an insurance contract (including premiums and interest on loans on an insurance contract) shall be allocated to the account for which it is held.

                  (b) The Trust hereby established is irrevocable.

                  (c) The Trust is intended to be a grantor trust, of which Company or an Affiliate, as the case may be, is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against Company or the Affiliate, as appropriate. Any assets held by the Trust will be subject to the claims of Company's or an Affiliate's, as the case may be, general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein. In other words, the principal and income of the Company Subaccount shall be subject to claims of general creditors of Company in the event Company becomes Insolvent



                                       3
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(as defined in Section 4(a)), and the principal and income of the Affiliate
Subaccounts shall be subject to claims of general creditors of the applicable Affiliate in the event the Affiliate becomes Insolvent (as defined in Section 4(a)).

                  (e) Company or any Affiliate, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

                  (f) The Company or any Affiliate shall, concurrent with the occurrence of a Change of Control, make an irrevocable contribution of cash, property, and/or insurance contracts to the Trust equal to the present value (as determined upon the date of the Change of Control based upon the interest rate on 30-year Treasury securities in effect on the first day of the calendar year in which the Change of Control occurs and the UP-1994 mortality table) of the amount that is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plan. Any contribution by Company or any Affiliate shall be accompanied by a designation of the Company Subaccount or the Affiliate Subaccount to which such contribution is to be allocated.

                  (g) The Trust assets may be invested in insurance contracts ("Contracts"). Such Contracts may be purchased by Company and transferred to Trustee as in-kind contributions or may be purchased by Trustee with the proceeds of cash contributions. Company's contributions to the Trust shall include sufficient cash to make projected premium payments on such Contracts and payments of interest due on loans secured by the cash value of such Contracts, unless Company makes these payments directly. Prior to a Change of Control, Trustee shall have the power to exercise all rights, privileges, options and elections granted or permitted under any Contract or under the rules of the insurance company issuing the contract as directed by Company. After a Change of Control, Trustee shall exercise all incidents of ownership under any Contract in its sole discretion. For purposes of Section 1(f), any insurance or annuity contracts contributed to or held in the Trust fund shall be valued at their cash surrender value.

                  SECTION 3. PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES.

                  (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company or an Affiliate, as the case may be.

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                  (b) The entitlement of a Participant or his or her
beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan; PROVIDED, HOWEVER, that after a Change of Control, Trustee has the sole authority to determine entitlement of a Participant or his or her beneficiaries to benefits under the Plan.

                  (c) Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                  (d) Trustee shall, at any time and from time to time, administer the Trust as may be necessary or proper to effectuate the purposes of this Trust. If Trustee receives an unqualified opinion of tax counsel selected by Trustee, which opinion states that the Participants are subject to Federal income tax on amounts held in this Trust prior to the distribution to such Participants of such amounts, Trustee shall, to the extent practicable, take such action and administer the Trust in such a manner so as to prevent the Trust assets from being immediately taxable income to the Participants before making any distributions pursuant to Section 3(e), provided that Trustee shall not return any portion of the Trust assets to Company.

                  (e) In the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction (meaning the determination is not appealable or the time for appeal or protest of which has expired), or the receipt by Trustee of a substantially unqualified opinion of tax counsel selected by Trustee, which determination determines, or which opinion opines, that the Participants or any particular Participant are subject to Federal income taxation on amounts held in the Trust prior to the distribution to the Participants of such amounts in accordance with the Plan and no curative action is available under Section 3(d), Trustee shall, on receipt by Trustee of such opinion or notice of such determination, pay to each Participant the portion of the Trust assets includable in such Participant's Federal gross income, provided as a condition of receiving such payment the Participant receiving such payment with respect to amounts distributed to him delivers to Trustee a written agreement stating that the payment being made is in satisfaction of the obligations of Company due to him in respect of which the payment is made, after taking into consideration that such payment is being made prior to the required distribution date.

                  Any benefit to which a Participant becomes entitled following the payment by the Trust pursuant to this Section 3(e) shall be offset by taking into account the amount previously distributed pursuant to the preceding provisions of this Section 3(e) determined on a future value basis calculated based on the rate of return equal to the average of the Lehman Brothers Long T-Bond rate as stated in the Wall Street Journal on the first business day of January and July during the applicable period or, if no such index exists, on a comparable index. The amount payable pursuant to this paragraph shall be calculated by Company prior to a Change of Control and by Trustee after a Change of Control.


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                  4. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
                     BENEFICIARY WHEN COMPANY IS INSOLVENT.

                  (a) Trustee shall cease payment of benefits to Participants in the event that Company, or an Affiliate as the case may be, is Insolvent. In other words, Trustee shall cease payment of benefits from the Company Subaccount in the event that Company is Insolvent, and shall cease payment of benefits from an Affiliate Subaccount in the event that such Affiliate is Insolvent. Company or an Affiliate, as the case may be, shall be considered "Insolvent" for purposes of this Trust Agreement if (i) such company is unable to pay its debts as they become due, or (ii) such company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of this Trust, as provided in Section 2(d) hereof, the principal and income of the Company Subaccount shall be subject to claims of general creditors of Company in the event Company becomes Insolvent under federal and state law as set forth below, and the principal and income of the Affiliate Subaccounts shall be subject to claims of general creditors of the applicable Affiliate in the event the Affiliate becomes Insolvent under federal and state law as set forth below. In no event is the principal and income of the Company Subaccount subject to the claims of general creditors of the applicable Affiliate in the event the Affiliate becomes Insolvent. In other words, if an Affiliate becomes Insolvent, the provisions of this Section 4(b) apply to such Affiliate, but the provisions do not apply to Company or the Company Subaccount solely as a result of the Insolvency of the Affiliate.

                      (1) The Board of Directors and the Chief Executive Officer of Company or of any Affiliate, as the case may be, shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company or an Affiliate alleges in writing to Trustee that Company or an Affiliate, as the case may be, has become Insolvent, Trustee shall appoint a nationally recognized accounting firm ("Accounting Firm") to determine whether Company or the Affiliate is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or their beneficiaries from the Company Subaccount or the Affiliate Subaccount, respectively, and shall hold the amount credited to the Company Subaccount or the Affiliate Subaccount, as the case may be, for the general creditors of Company or such Affiliate.

                      (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on the determination of the Accounting Firm pursuant to this Section 4(b) hereof, and Trustee's sole responsibility with respect to determination of insolvency shall be prudent selection of the Accounting Firm in the event such selection is required hereunder.

                      (3) If at any time Trustee has knowledge (through notice from the Board of Directors or the Chief Executive Officer of Company or an Affiliate, as the case may be, or written notice from a person claiming to be a creditor) that Company or an Affiliate, as the case may be, is Insolvent, Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the amount credited to the Company Subaccount or the Affiliate Subaccount, as the case may be, for the general creditors of Company or such Affiliate. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue


                                       6
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their rights as general creditors of Company or any Affiliate with respect to benefits due under the Plan or otherwise.

                      (4) Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 3 of this Trust Agreement only after Trustee has either (i) received a written statement from the Board of Directors and the Chief Executive Officer of Company or of any Affiliate, as the case may be, that Company or such Affiliate is not Insolvent (or is no longer Insolvent), or (ii) received written certification from the Accounting Firm appointed pursuant to this Section that Company is not Insolvent (or is no longer Insolvent). Notwithstanding any provision of this Trust to the contrary, Trustee shall not make any distributions if such distribution would violate an order issued by a court of competent jurisdiction.

                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                  5.  PAYMENTS TO COMPANY.

                  Except as provided in Section 4 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plan.

                  6.  INVESTMENT AUTHORITY.

                  All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants. Company shall have the right at any time, and from time to time subject to Section 9(e) to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. For purposes of this Section 6, the fair market value of any life insurance contract ("Contract") shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be substituted.

                  7.  DISPOSITION OF INCOME.

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                  8.  ACCOUNTING BY TRUSTEE.


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                  Trustee shall keep accurate and detailed records of all
investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty days following the close of each calendar year and within thirty days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Any Participant in the Plan may receive a copy of any reports delivered to Company pursuant to this Section 8 upon his or her written request to Trustee, with a copy of such request being furnished to Company by Trustee.

                  9.  RESPONSIBILITY OF TRUSTEE.

                  (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                  (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

                  (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                  (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. Notwithstanding the foregoing, following a Change of Control, at least 75% of the Trust's assets shall be invested exclusively in:


                                       8
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                      (1) direct obligations of the United States of America,

                      (2) obligations of agencies of the United States of America (including the Federal National Mortgage Association, Student Loan Marketing Association, federal land banks, federal intermediate credit banks, federal farm credit banks, federal home loan banks, and Federal Home Loan Mortgage Corporation),

                      (3) interest-bearing savings accounts or certificates of deposit issued by federally chartered banks or savings and loan associations to the extent deposits are insured by agencies or instrumentalities of the federal government,

                      (4) money market funds,

                      (5) other debt obligations carrying a rating of at least A-2 by Moody's or A by Standard & Poor's, provided that no such debt obligation shall have been issued by or guaranteed by Company or any entity which has, directly or indirectly, acquired 20% or more of the stock or assets of Company or any affiliates of such entity,

                      (6) any mutual fund registered under the Federal Investment Company Act of 1940 which invests 85% or more of its assets in investments described above,

                      (7) any bank or trust company common or collective fund which invests 85% or more of its assets in investments described above, and

                      (8) any life insurance product contributed to the Trust at the time of a Change of Control.

Following a Change of Control, up to 25% of the assets of the Trust may be invested in publicly-traded common stocks (other than common stock issued by Company or any entity which has, directly or indirectly, acquired 20% or more of the stock or assets of Company or any affiliate of such entity) or in either any mutual fund registered under the Federal Investment Company Act of 1940 or any bank or trust company common or collective fund but only if such mutual fund or common or collective fund invests 95% or more of its assets in publicly traded common stock or any of the investments described in (1)-(8) of this Section 9(e). Investments other than those described above shall not be permitted following a Change of Control.

                  (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                  10. COMPENSATION AND EXPENSES OF TRUSTEE.

                  Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


                                       9
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                  11. RESIGNATION AND REMOVAL OF TRUSTEE.

                  (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty days after receipt of such notice unless Company and Trustee agree otherwise.

                  (b) In general, Trustee may be removed by Company. Upon a Change of Control, however, (i) Trustee may be removed by the Participants upon the written approval of at least two-thirds of such Participants, and (ii) Trustee may not be removed by Company until all payments under the Plan have been made. Trustee may be removed pursuant to this Section 11(b) on thirty days written notice or upon shorter notice accepted by Trustee.

                  (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

                  12. APPOINTMENT OF SUCCESSOR.

                  (a) If Trustee resigns or is removed, a successor shall be appointed in accordance with this Section 12 by the effective date of resignation or removal. If no such appointment has been made pursuant to this Section, then Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  (b) If Trustee resigns or is removed either (i) prior to a Change of Control, or (ii) after a Change of Control and after the time all payments under the Plan have been made, then Company may appoint a successor trustee. If Trustee resigns or is removed after a Change of Control but prior to the time when all payments under the Plan have been made, then the Participants, upon the written approval of at least two-thirds of such Participants, may appoint a successor trustee.

                  (c) The successor trustee may be any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

                  (d) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                  13.  AMENDMENT OR TERMINATION.


                                       10
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                  (a) This Trust Agreement may be amended by a written
instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b) hereof. Additionally, no such amendment shall be permitted following a Change of Control without the written consent of at least two-thirds of the Participants entitled to payment of benefits pursuant to the terms of the Plan to the extent that such amendment would change the provisions of Section 2(b), Section 9(e),
Section 11 or permit the reversion of any assets to either Company or a successor or any affiliate of Company or a successor.

                  (b) The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

                  (c) Upon written approval of all the Participants entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

                  14. MISCELLANEOUS.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky.

                  (d) Except as permitted by law, Trustee may not maintain in the Trust any assets located outside the jurisdiction of the district courts of the United States.

                  15. EFFECTIVE DATE.

                  The effective date of this Trust Agreement shall be August 8, 2001.





NS GROUP, INC.                              HUNTINGTON NATIONAL BANK, TRUSTEE


By:      /s/ Thomas J. Depenbrock           By:  /s/ John F. Winkler II


Title:   Vice President & Treasurer         Title:  Vice President



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